TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheets, May 30, 2007 and December 31, 2006	F-3

Statements of Operations, for the period January 1, 2007 to May 30, 2007, from August 16, 2006 (inception) to December 31, 2006 and from August 16, 2006 (inception) to May 30, 2007	F-4

Statements of Stockholders’ Equity, from August 16, 2006 (inception) to May 30, 2007	F-5

Statements of Cash Flows, for the period January 1, 2007 to May 30, 2007, from August 16, 2006 (inception) to December 31, 2006 and from August 16, 2006 (inception) to May 30, 2007	F-6

Notes to Financial Statements	F-7 - F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
TransTech Services Partners Inc.

We have audited the accompanying balance sheet of TransTech Services Partners Inc. (a corporation in the development stage) as of May 30, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the period from January 1, 2007 to May 30, 2007, the period from August 16, 2006 (inception) to December 31, 2006 and the cumulative period from August 16, 2006 (inception) to May 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TransTech Services Partners Inc. as of May 30, 2007 and December 31, 2006, and its results of operations and its cash flows for the period from January 1, 2007 to May 30, 2007, the period from August 16, 2006 (inception) to December 31, 2006 and the cumulative period from August 16, 2006 (inception) to May 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
June 1, 2007

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
BALANCE SHEETS

	May 30, 2007	December 31, 2006
ASSETS

CURRENT ASSETS:
Cash	$597,284	$62,586
Investments held in Trust (Note 1)	35,530,000	-
Prepaid expenses	12,600	-
Total current assets	36,139,884	62,586
Deferred registration costs	-	308,249
TOTAL ASSETS	$36,139,884	$370,835

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Deferred underwriting fee (Note 6)	$1,170,000	$-
Accrued registration costs	382,007	214,197
Accrued expenses	40,294	7,162
Due to affiliate	34,052	34,052
Notes payable to initial stockholders including related interest (Note 4)	128,521	126,479
Total current liabilities	1,754,874	381,890

COMMON STOCK SUBJECT TO POSSIBLE CONVERSION
(899,550- shares at conversion value) (Note 1)	6,868,964	-

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY (Notes 2, 7, and 8):
Preferred stock, par value $.0001 per share, 1,000,000 shares authorized, 0 shares issued	-	-
Common stock, par value $.0001 per share, 20,918,920 shares authorized,
5,625,000 shares issued and outstanding (including 899,550 shares subject to possible conversion) and 1,125,000 shares issued and outstanding
at May 30, 2007 and December 31, 2006, respectively	562	112
Additional paid-in capital	27,575,719	24,888
Deficit accumulated in the development stage	(60,235)	(36,055)
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)	27,516,046	(11,055)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$36,139,884	$370,835

See notes to financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
STATEMENTS OF OPERATIONS

	For the period January 1, 2007 to	From August 16, 2006 (inception) to December 31,	From August 16, 2006 (inception) to May 30, 2007
	May 30, 2007	2006	(cumulative)

Formation and operating costs	$22,486	$36,055	$58,541

General and administrative costs (Note 6)	1,694	-	1,694

Loss before provision for income taxes	(24,180)	(36,055)	(60,235)

Provision for income taxes	-	-	-

Net loss for the period	$(24,180)	$(36,055)	$(60,235)

Weighted average number of shares
outstanding, basic and diluted	1,155,000	1,125,000	1,140,625

Net loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.05)

See notes to financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
STATEMENTS OF STOCKHOLDERS’ EQUITY
From August 16, 2006 (inception) to March 31, 2007

				Deficit Accumulated in the	Total
	Common stock		Additional	Development	Stockholders'
	Shares	Amount	Paid-In Capital	Stage	Equity (Deficiency)
Issuance of Common Stock
on September 13, 2006 at $0.022 per
share to initial stockholders	1,125,000	$112	$24,888	$(36,055)	$(11,055)

Balance, December 31, 2006	1,125,000	$112	$24,888	$(36,055)	$(11,055)
Proceeds from sale of
underwriter's purchase option	-	-	100	-	100
Proceeds from issuance of warrants	-	-	1,430,000	-	1,430,000
Sale of 4,500,000 units through
public offering net of
underwriter's discount and
offering expenses and excluding
$6,868,964 of proceeds
allocable to 899,550 shares
of common stock subject to
possible conversion	4,500,000	450	26,120,731	-	26,121,181
Net loss for the period	-	-	-	(24,180)	(24,180)
Balance, May 30, 2007	5,625,000	$562	$27,575,719	$(60,235)	$27,516,046

See notes to financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
STATEMENTS OF CASH FLOWS

	For the period January 1, 2007 to May 30, 2007	From August 16, 2006 (inception) to December 31, 2006	From August 16, 2006 (inception) to May 30, 2007 (cumulative)

OPERATING ACTIVITIES
Net loss for the period	$(24,180)	$(36,055)	$(60,235)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(12,600)	-	(12,600)
Accrued expenses	33,132	7,162	40,294
Accrued interest on notes payable to initial stockholders	2,042	1,479	3,521

Net cash used in operating activities	(1,606)	(27,414)	(29,020)

INVESTING ACTIVITIES
Purchases of investments held in Trust Fund	(35,530,000)	-	(35,530,000)

Net cash used in operating activities	(35,530,000)	-	(35,530,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	-	25,000	25,000
Advances from affiliate	-	34,052	34,052
Proceeds from notes payable to initial stockholders	-	125,000	125,000
Proceeds from public offering	36,000,000	-	36,000,000
Proceeds from issuance of insider warrants	1,430,000		1,430,000
Proceeds from purchase of underwriter's purchase option	100	-	100
Payment of registration costs	(1,363,796)	(94,052)	(1,457,848)

Net cash provided by financing activities	36,066,304	90,000	36,156,304

Net increase in cash and cash equivalents	534,698	62,586	597,284

Cash and Cash equivalents
Beginning of period	62,586	-	-
End of period	$597,284	$62,586	$597,284

Supplemental disclosure of non-cash financing activities
Accrual of registration costs	$167,810	$214,197	$382,007
Accrual of deferred underwriting fees	$1,170,000	$-	$1,170,000

See notes to financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities; Going Concern Consideration

Organization and activities - TransTech Services Partners Inc. (the “Company”) was incorporated in Delaware on August 16, 2006 for the purpose of  acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination (a “Business Combination”), one or more small to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services, Business Process Outsourcing and/or Knowledge Process Outsourcing, whose operations are particularly suitable for operational and productivity improvements which would include leveraging delivery centers located in offshore countries, such as India (a “Target Business”). All activity from inception (August 16, 2006) through May 30, 2007 was related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on May 23, 2007. The Company consummated the Offering on May 30, 2007 for net proceeds of approximately $33 million. The Company’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount (Note 6)) at the time of such acquisition. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Management has agreed that approximately $7.90 per Unit sold in the Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.26 per Unit will be paid to the underwriter upon the consummation of a Business Combination pro-rata with respect to those shares which stockholders do not exercise their conversion rights. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Approximately $600,000 of after tax interest earned on the monies held in the Trust Account and $100,000 transferred to the Company at the close of the Offering may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Account (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination less up to $233,883 to be waived by the underwriters related to the shares so converted, divided by the number of shares sold in the Offering, or approximately $7.64 per share calculated based on $7.90 per Unit held in the Trust Account as of May 30, 2007, less $0.26 per share to be waived by the underwriters related to the shares subject to possible conversion. As a result of the Conversion Right, $6,868,964 has been classified as common stock subject to possible conversion on the accompanying balance sheet as of May 30, 2007. The Company’s stockholders prior to the Offering (“Initial Stockholders”), have agreed to vote their 1,125,000 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 20% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 1 — Discussion of the Company’s Activities; Going Concern Consideration - (continued)

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company’s stockholders for that Business Combination has not been filed prior to 24 months from the date of the Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares and the shares underlying the Insider Units (but not shares acquired in the Offering or in the secondary market) held by Initial Stockholders.

Note 2—Offering

In its initial public offering, effective May 23, 2007 (closed on May 30, 2007), the Company sold to the public 4,500,000 units (the “Units” or a “Unit”) at a price of $8.00 per Unit. Proceeds from the initial public offering totaled approximately $33 million, which was net of approximately $2 million in underwriting fees and other expenses due at closing and approximately $1 million of deferred underwriting fees. Each Unit consists of one share of the Company’s common stock and one warrant (a “Warrant”).

The Company also sold to the Representatives, a purchase option to purchase up to a total of 281,250 additional Units (Note 8).

The Company has granted to the underwriters a 45-day option to purchase up to 675,000 Units solely to cover over-allotments, if any.

Note 3 — Summary of Significant Accounting Policies

Cash and Cash Equivalents - Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies - (continued)

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share - Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic loss per share excludes dilution and is computed by dividing loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. No such securities were outstanding as of December 31, 2006 and since the effect of outstanding warrants to purchase common stock and UPO is antidilutive, they have been excluded from the Company’s computation of diluted net loss per share for the periods ending May 30, 2007. Therefore, basic and diluted loss per share were the same for the period January 1, 2007 to May 30, 2007, from August 16, 2006 (inception) to May 30, 2007 and from August 16, 2006 (inception) to December 31, 2006.

Fair Value of Financial Instruments - The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at December 31, 2006 and May 30, 2007.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments.

Use of Estimates - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a significant effect on the Company’s balance sheets or statements of operations.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 4 — Notes Payable to Stockholders and Due to Affiliate

The Company issued an aggregate of $125,000 unsecured promissory notes to its sponsors in September 2006 (the “Notes”). The Company’s sponsors funded $75,000 of the Notes in cash directly to the Company and paid $50,000 directly to vendors on behalf of the Company. The Notes bear interest at a rate of 4% per annum and are payable on the earlier of the consummation of the Offering or January 31, 2008. Due to the short term nature of the Notes, the fair value of the Notes approximate their carrying amount. An aggregate $3,521 interest had accrued on the Notes at May 30, 2007. The Notes and related interest will be paid following the consummation of the Offering.

The Company had recorded a due to affiliate on the accompanying balance sheet at December 31, 2006 and March 31, 2007 for certain registration costs paid by one of its sponsors. The amount due to affiliate will be paid following the consummation of the Offering.

Note 5 — Income Taxes

Significant components of the Company’s future tax assets are as follows:

	December 31, 2006	May 30, 2007

Expenses deferred for income tax purposes	$12,259	$20,480
Less valuation allowance	(12,259)	(20,480)
Totals	$—	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that the deferred tax asset will be realized.

Note 6 — Commitments

Administrative Fees

The Company is permitted to utilize $600,000 of after tax interest earned upon monies in the Trust Account in addition to $100,000 transferred to the Company upon consummation of the Offering for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating Business Combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with Business Combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

The Company has agreed to pay an affiliate of one of its sponsors $7,500 per month commencing on May 23, 2007 for office, secretarial and administrative services. For the period January 1, 2007 to May 30, 2007 and for the period August 16, 2006 (inception) to May 30, 2007, $1,694 is included in general and administrative costs on the accompanying statements of operations.

Underwriting Agreement

In connection with the Offering, the Company has entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments - (continued)

Pursuant to the Underwriting Agreement, the Company was obligated to Cowen and Company, LLC and Maxim Group LLC (together the “Representatives”), the representatives of the underwriters, for certain fees and expenses related to the Offering, including underwriting discounts of $2,520,000. The Company paid $1,350,000 of the underwriting discounts upon closing of the Offering. The Company and the Representatives have agreed that payment of the underwriting discount of $1,170,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included on the accompanying balance sheets at May 30, 2007.

Note 7 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 8 — Equity

Common Stock

On January 10, 2007, the Company effected a 3 for 4 reverse stock split of its outstanding shares of common stock.

On February 14, 2007 the Company effected a 0.972973 for 1 reverse stock split of its outstanding shares of common stock and amended the number of authorized shares of common stock to 20,918,920.

Pursuant to letter agreements with the Company and the Representatives in the Offering and the private placement offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares and the shares underlying the Private Warrants as defined below (but not shares purchased in the Offering or in the secondary market) in the event of the Company’s liquidation.

The Initial Stockholders have agreed to surrender, without consideration, up to an aggregate of 99,973 of their shares of common stock to the Company for cancellation upon consummation of a Business Combination in the event Public Stockholders exercise their right to have the Company convert their shares for cash. Accordingly, for approximately every nine shares converted by Public Stockholders, the founders have agreed to surrender one share for cancellation.

Public Warrants

Each warrant sold in the Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Offering of the Company’s securities, and ending four years from the date of the Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.

Private Warrants

Prior to the closing of the Offering, the Company sold to one of its Initial Stockholders 1,191,667 warrants (“Private Warrants”) in a private placement, at a price of $1.20 per Private Warrant, for an aggregate of $1,430,000.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS

Note 8 — Equity - (continued)

The Private Warrants are identical to the Public Warrants and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Private Warrants, which will expire worthless.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Unit Purchase Option

The Unit Purchase Option and the warrants included in the Unit Purchase Option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the securities issuable upon exercise of the Unit Purchase Option. Such warrants underlying the Unit Purchase Option are only exercisable to the extent the Company is able to maintain such effectiveness. The Unit Purchase Option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If the holder of the Unit Purchase Option, or warrants underlying the Unit Purchase Option, does not, or is not able to, exercise the Unit Purchase Option or warrants underlying the Unit Purchase Option, as applicable, the Unit Purchase Option or underlying warrants, as applicable, will expire worthless.

The Company sold to the Representatives for $100, an option to purchase up to 281,250 units at $10.00 per unit (the “Unit Purchase Option” or the “UPO”). The Units issuable upon exercise of the UPO are identical to those offered by the Offering. The UPO commences on the later of the consummation of a Business Combination or 180-days from the date of the prospectus with respect to the Offering and expires three years from the date of the prospectus.  The Company calculated the fair value of the UPO to be $694,687 ($2.47 per unit) using a Black-Scholes option-pricing model. The fair value of the UPO has been determined using the following assumptions: (1) expected volatility of 50.02% (2) risk-free interest rate of 4.75% and (3) contractual life of 3 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of similar companies that trade on U.S. Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (3 years).

Reserve Common Stock

At May 30, 2007, 6,254,167 shares of common stock were reserved for issuance upon exercise of Public Warrants, Private Warrants and the Unit Purchase option.

Registration Rights - Warrants and Unit Purchase Option

Warrants

In accordance with the Warrant Agreement related to the Public Warrants and the registration rights agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.